Exhibit 10(r)






                     CREDIT RESTRUCTURE AGREEMENT



                            By and among


                          OTR Express, Inc.


                                 and


                        PACCAR Financial Corp.



                        As of October 1, 2000





                         TABLE OF CONTENTS

Page

RECITALS                                                        1

1.0   PARTIES                                                   1

2.0   ACKNOWLEDGEMENT OF THE EXISTING INDEBTEDNESS; CLAIMS      1

3.0   RESTRUCTURE OF THE INDEBTEDNESS                           2
      3.1   Restructuring of Contracts                          2
      3.2   Collateral                                          4
      3.3   Documentation                                       4
      3.4   Prepayment                                          4

4.0   CONVENANTS BY OTR                                         5

5.0   REPRESENTATIONS AND WARRANTIES                            6

6.0   CLOSING DATE                                              7

7.0   RELEASE OF ALL CLAIMS                                     7

8.0   REVIVAL CLAUSE                                            8

9.0   CONDITIONS PRECEDENT TO PFC'S OBLIGATIONS                 8

10.0   POST-CLOSING OBLIGATIONS                                 9

11.0   DEFAULT                                                  9

12.0   RIGHTS AND REMEDIES OF PFC UPON DEFAULT                  9

13.0   ATTORNEYS' FEES AND EXPENSES                            11

14.0   INTEDRATION                                             11

15.0   ADDITIONAL ASSURANCES                                   11

16.0   FORM AND CONTENT OF DOCUMENTS                           11

17.0   WAIVER OR FORBEARANCE                                   11

18.0   MISCELLANEOUS                                           11
       18.1   Gender and Person                                11
       18.2   Notices                                          12
       18.3   Section and Paragraph Headings                   12
       18.4   Time of Essence                                  12
       18.5   No Assignment; Binding Effect                    12
       18.6   Recitals Incorporated                            12
       18.7   Exhibits Incorporated                            12
       18.8   Survival of Representations                      12
       18.9   Governing Law                                    12
       18.10  Severability                                     12
       18.11  Counterparts                                     13
       18.12  Construction                                     13
       18.13  Venue; Jurisdiction; Jury Trial Waiver           13




                     CREDIT RESTRUCTURE AGREEMENT


This CREDIT RESTRUCTURE AGREEMENT ( the "AGREEMENT") is entered into by and between PACCAR Financial Corp., a Washington corporation ("PFC"), and OTR Express, Inc., a Kansas corporation ("OTR"). This AGREEMENT is entered into with respect to the following agreed upon facts:

                              RECITALS

A. PFC has from time to time extended credit accommodations to OTR as evidenced by the documents and instruments set forth on Exhibit "A" attached hereto (collectively, the "EXISTING DOCUMENTS"). The credit accommodations consist of thirty-three (33) Security Agreement Retail Installment Contracts (collectively, the "CONTRACTS") with an aggregate payoff of $6,840,363.78 (Six Million Eight Hundred Forty Thousand Three Hundred Sixty Three and 78/100 Dollars) as of October 1, 2000 ("EXISTING DEBT").

B. As of October 1, 2000, OTR was in violation of certain terms of the CONTRACTS, including but not limited to failure to pay monthly installment payments when due. By reason of the foregoing default, all sums due PFC under the CONTRACTS described in Recital A are now due and owing.

C. Notwithstanding the foregoing default, OTR has requested that PFC:
   (i) forebear from exercising its rights and remedies against OTR; and (ii) restructure the terms of the CONTRACTS described in Recital A.

D. PFC, without waiving any rights it may have, is willing to accede to OTR's request to restructure the EXISTING DEBT, on the terms described in this AGREEMENT and the documents executed in connection herewith (collectively, the "NEW LOAN DOCUMENTS"). The NEW LOAN DOCUMENTS and the EXISTING DOCUMENTS delineate all of the terms and conditions of the relationship between the parties hereto and are collectively referred to herein as the "LOAN DOCUMENTS."

Now, Therefore, in consideration of the foregoing agreed upon facts and recitals, which are incorporated herein, and the terms and conditions hereof, the parties agree as follows:

   1.0   PARTIES

         1.1 OTR is a corporation organized and existing under and by virtue of the laws of the State of Kansas.

         1.2 PFC is a secured equipment lender organized and existing under and by virtue of the laws of the State of Washington.

   2.0 ACKNOWLEDGMENT OF THE EXISTING INDEBTEDNESS; CLAIMS

         2.1 OTR acknowledges that it is indebted to PFC for all of the following debts (collectively, the "INDEBTEDNESS"):
         (i) repayment of the EXISTING DEBT described in Recital
         A hereof; (ii) all costs, fees (including, without limitation, reasonable and customary attorneys' fees) and expenses incurred by PFC under or in connection with the LOAN DOCUMENTS, whether now existing or hereafter incurred by PFC; and (iii) all accrued and accruing interest and late charges on the foregoing sums.



          2.2 OTR acknowledges that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever (collectively, "CLAIMS") that can be asserted to reduce or eliminate all or any part of their liability to repay the INDEBTEDNESS which is now due and owing, or to seek affirmative relief or damages of any kind or nature from PFC. To the extent that any such CLAIM exists, it is fully, forever and irrevocably released as provided in Section 7.0 hereof.

   3.0 RESTRUCTURE OF THE INDEBTEDNESS. Provided no additional default or event of default occurs under the EXISTING DOCUMENTS before the CLOSING DATE and all conditions precedent to the CLOSING are satisfied (as the terms CLOSING DATE and CLOSING are defined in Section 6.0 hereof), including, without limitation, the conditions precedent set forth in Section 9.0 hereof), unless waived by PFC in its sole and absolute discretion, PFC agrees to: (i) forebear from exercising (but is not waiving) any of its rights or remedies arising by virtue of the existing defaults until an EVENT OF DEFAULT occurs (other than existing defaults), and (ii) restructure the INDEBTEDNESS as follows:

     3.1 Restructuring of CONTRACTS.

         3.1.1 Payment Modification.

             a. OTR will make regular monthly interest payments, at the contractual rate of interest, on all INDEBTEDNESS during the months of October and November 2000; and January,
             February, March 2001.

             b. OTR will make principal payments relating to the INDEBTEDNESS during the months of October and November 2000; and January, February, March
             2001, as follows:

             October 2000      $53,385
             November 2000     $50,370
             January 2001      $50,516
             February 2001     $61,731
             March 2001        $50,762

             The scheduled principal payments will be due on or before the last day of the respective months; and will be reduced on a pro-rata basis as equipment is returned to PFC for liquidation.

             c. OTR will be required to make additional principal payments to PFC, Associates, International Finance and Mercedes-Benz Credit Corporation when OTR's availability under its working capital line with HSBC exceeds $700,000 as an average for any period of ten business days. Such payment would be paid by OTR within 10 days of the corresponding month end. OTR will pay an amount equal to 100% of the availability on said working capital line in excess of $700,000. PFC and the other lenders will share in the additional principal payment on a pro rata basis, in accordance with any agreement made by and between PFC and the other lenders.

             d. No principal or interest payment will be due during the month of December 2000 in consideration of the cash flow requirements associated with baseplate renewal.

             e. OTR will resume standard contract payments in April 2001 and continue with those payments until the principal, interest, fees and other charges are paid in full at the contractual rate of interest.

         3.1.2    Equipment Liquidation.

             a. OTR agrees to make available for sale or transfer, 45 (forty-five) PFC-financed trucks
             (the "RETURNED EQUIPMENT").

             b. OTR will store, insure and safeguard the RETURNED EQUIPMENT at its expense.

             c. PFC will liquidate the RETURNED EQUIPMENT and shall control the timing and method of sale.
             All sale proceeds will be retained by PFC and applied against the INDEBTEDNESS.

             d. PFC will have the option of requiring the return of 10 (ten) additional PFC-financed trucks per month during the months of January, February and March 2001. PFC may exercise said option by providing written notice to OTR.

          3.1.3   Deficiency.

             a. In the event a truck is sold for less than full payoff, a deficiency note will be created of even date with the sale.

             b. OTR will make monthly interest only
             payments on all deficiency notes through March 2001. Monthly payments will be due on the last day of each month. The notes will accrue interest at the rate of 10% (ten percent) per annum.

             c. All deficiency notes will be consolidated into a single, fully amortized 48-month note on April 1, 2001. The first payment under the fully amortized note will be due on May 1, 2001.

             d. OTR acknowledges that all deficiency
             notes are, and will continue to be, cross-collateralized with all remaining COLLATERAL
             (as the term "COLLATERAL" is defined in
             Section 3.2.1).

          3.1.4   Pledge of Additional Security.

             a. OTR will provide PFC with a second lien position on the real property, and improvements thereon located at 804
             N. Meadowbrook Drive, Olathe, KS, owned by OTR.

             It is understood that OTR will be providing similar lien positions to secured equipment lenders Associates, Navistar Financial Corp. and Mercedes-Benz Credit Corporation ("SECURED EQUIPMENT LENDERS"). The SECURED EQUIPMENT LENDERS will execute an intercreditor agreement to share equitably in the second lien position.


          3.2 Collateral.

             3.2.1 OTR's obligations under the LOAN DOCUMENTS, including, but not limited to, its obligation to repay the INDEBTEDNESS, shall continue to be secured by the COLLATERAL (described below).
             OTR grants to PFC (and reaffirms its prior grant in the LOAN DOCUMENTS of ) a security interest in all rolling stock property described on Exhibit "B" attached hereto (collectively, the "COLLATERAL"). OTR shall take such additional actions and execute such agreements and other documents as PFC deems reasonably necessary or convenient to perfect, maintain, evidence, or continue PFC's security interest in the COLLATERAL (and its first priority thereof).

             3.2.2 The locations listed on Exhibit "B" attached hereto is a complete listing of all locations of the COLLATERAL. OTR covenants that such COLLATERAL shall not be sold, transferred, assigned, pledged or hypothecated without the prior written consent of PFC.

             3.2.3 All collateral shall be insured with physical damage insurance pursuant to the terms contained within the EXISTING DOCUMENTS. The maximum deductible allowed under physical damage insurance coverage shall be $50,000 per unit, per occurrence.

             3.2.4 OTR agrees to establish and fund an escrow account for the benefit of the SECURED
             EQUIPMENT LENDERS to cover the cost (i.e.
             deductible) of vehicular accidents in which the amount of physical damage to vehicles owned by OTR is between $10,000 and $50,000. OTR agrees to fund the escrow account by depositing
             $20,000 per month for five months beginning in January 2001. OTR agrees to replenish the account so that it maintains a $100,000 balance after May 1, 2001.

          3.3 Documentation.

             3.3.1 OTR shall execute and deliver to PFC all documents deemed necessary and appropriate by PFC to accomplish the transactions contemplated herein. The documents shall include, without limitation, the NEW LOAN DOCUMENTS described on Exhibit C attached hereto. All NEW LOAN DOCUMENTS shall be in form and substance satisfactory to PFC and its counsel.

             Except as provided herein to the contrary, OTR acknowledges and confirms that the terms and conditions of the EXISTING DOCUMENTS: (i) have not been amended or modified; (ii) shall remain in full force and effect and shall survive the CLOSING DATE; and (iii) are enforceable in accordance with their terms.

          3.4 Prepayment. OTR may at any time and from time to time prepay any of the INDEBTEDNESS without penalty.



          4.0 COVENANTS BY OTR. In addition to the covenants set forth in the other LOAN DOCUMENTS, OTR shall do (or not do, as the case may be) all of the following:

             4.1 Officer's Certificate. At the time of the delivery of any financial statements pursuant to the terms of the LOAN DOCUMENTS, OTR shall deliver a certificate of the Chief Financial Officer of OTR (see Exhibit "D" attached) to the effect that, to the best knowledge of the Chief Financial Officer: (i) no default or EVENT OF DEFAULT has occurred and is continuing or, if any default or EVENT OF DEFAULT has occurred and is continuing, specifying the nature and extent thereof;
             and (ii) such financial statements are true and complete.

             4.2 Equipment. With the exception of company employed drivers, contracted owner operators, or tractor and trailer repair facilities, OTR shall not store or otherwise release possession of any COLLATERAL to any bailee or other person without PFC's prior written consent.

             4.3 No Cash Payments to Subsidiaries or Shareholders. OTR shall not disburse any funds to any of its subsidiaries or shareholders, including but not limited to, dividend, loan or other transfer, for any reason whatsoever, until all INDEBTEDNESS due PFC has been paid. The only exception to the foregoing shall be payroll related disbursements due in the ordinary course to current employees who are also shareholders; and payments to Steven W. Ruben for the sole purpose of retiring his outstanding stock purchase loan, which has a principal balance of $30,000 as of December 10, 2000.

             4.4 Acquisitions. OTR shall not acquire through the acquisition of stock or assets, any other entity, partnership or business without first obtaining the prior written consent of PFC.

             4.5 Inspection. OTR shall, upon reasonable notice by PFC, permit any representative of PFC to inspect any of the collateral at any time.

             4.6 Insurance. OTR shall maintain public liability, property damage, product liability, and workers compensation insurance and insurance on all of its insurable property, including without limitation, insurance covering the COLLATERAL, including RETURNED EQUIPMENT, against all fire and other hazards and such other insurance as is usually carried in similar businesses and as may be required by PFC, for not less than full replacement value, and as may be more particularly described in the other LOAN DOCUMENTS. All such insurance shall be in form and amount and issued by companies satisfactory to PFC.

             4.7 Notice of Certain Events. OTR shall promptly notify PFC in writing of the occurrence of any change in the: (i) location of OTR's executive headquarters; (ii) name or trade name of OTR; or (iii) termination of employment or resignation of Steven W. Ruben or William P. Ward from
             OTR.

             4.8 Encumberance. OTR shall not encumber, beyond the existing first liens, property referenced in Section
             3.1.4 of this AGREEMENT prior to CLOSING (as defined in Section 6.0).



          5.0 REPRESENTATIONS AND WARRANTIES. In addition to the representations and warranties contained in the other LOAN DOCUMENTS, and as a material inducement to PFC to enter into this AGREEMENT and acknowledging that PFC would not enter into this AGREEMENT but for its reliance upon the truth and accuracy of the following (and the representations and warranties contained in the other LOAN DOCUMENTS), OTR represents and warrants that:

             5.1 Authorization; Legally Enforceable Obligations. The execution, delivery and performance of this AGREEMENT:
             (i) is duly authorized by all parties hereto; (ii) is not in contravention or conflict with any law or regulation or any term or provision of OTR's articles of incorporation or bylaws, and (iii) when delivered will be the valid, binding and legally enforceable obligation of OTR in accordance with its term and conditions.

             5.2 Conflicting Agreements and Provisions. Neither the execution nor delivery of the LOAN DOCUMENTS, nor the fulfillment of nor compliance with the terms and provisions thereof, will conflict with or result in a breach of the term, conditions, provisions of, constitute a default under, or result in any violation of the provisions of any contract or agreement to which OTR is a party or may be bound.

             5.3 Solvency.  After giving effect to the INDEBTEDNESS, OTR:
             (i) does not intend to incur, nor believe they are incurring, debts beyond their ability to pay as they mature; and (ii) have no actual intent to hinder, delay, or defraud either present or future creditors.

             5.4 Compliance. OTR is in compliance, in all material respects, with all laws, statutes, ordinances, judicial or administrative orders, licenses, permits, and governmental rules and regulations applicable to it, including, without limitation, laws and regulations relating to the environment, taxation and employment practices.

             5.5 Corporate Organization and Authority. OTR: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas; (ii) has all requisite power and authority to own its property and to carry on the business that it now conducts and as is presently proposed to be conducted; and (iii) is properly qualified and authorized to do business and is in good standing as a foreign corporation in any jurisdiction or territory where the ownership or character of its property or the nature of its business and activities make such qualification necessary and where the failure to qualify would materially adversely affect its business or financial condition.

             5.6 Litigation. There are no actions, suits, investigations or proceedings pending or, to OTR's knowledge, threatened against OTR or any of its properties or assets by or before any court, arbitrator or governmental body, department, commission, board, bureau, agency or other instrumentality for which there may be claims or liabilities in excess of $25,000 or which might result in any material change in the business or financial condition of OTR, except as disclosed. Also excepted, are those suits relating to insurance claims, including accidents and workers' compensation cases.

             5.7 Taxes. OTR has, to the best of its knowledge, filed all federal, state and local tax returns and other reports required by law and they have paid, or made provision for the payment of, all taxes, assessments, fees and other governmental charges that are due and payable.
             OTR believes that, to the best of its knowledge, the provision for taxes on the books of OTR is adequate for all years not closed by applicable statutes, and for the current fiscal year.

             5.8 Financial Statements; Financial Condition; Undisclosed Liabilities. OTR's financial statements ("FINANCIAL STATEMENTS") as previously presented to PFC, and as they currently exist, present fairly in all material respects the financial condition and operational results of OTR at the date of the FINANCIAL STATEMENTS. The FINANCIAL STATEMENTS have been prepared in accordance with generally accepted accounting principles and practices. Since October 1, 2000 there has been no material adverse change in the business, operations, property, assets, condition or prospects of OTR. Except as fully reflected in the FINANCIAL STATEMENTS, there are no liabilities or obligations with respect to OTR of any material nature whatsoever, to the best of OTR's knowledge.

          6.0 CLOSING DATE. Subject to the terms and conditions set forth herein, the closing of the transactions contemplated herein
          (the "CLOSING") shall occur on or before December 29, 2000
          (the "CLOSING DATE"). If the CLOSING shall not occur on or before December 29, 2000, the INDEBTEDNESS shall be immediately due and payable (without notice) and PFC shall be entitled to exercise all of the rights and remedies provided under the LOAN DOCUMENTS (including, without limitation, this AGREEMENT) or otherwise.

          7.0 RELEASE OF ALL CLAIMS.

             7.1 OTR does hereby fully, completely, finally and forever release, relinquish and discharge PFC and PFC's agents, employees, attorneys, directors, officers, shareholders, successors and assigns (collectively, the "RELEASEES") of and from any and all claims, actions, causes of action, demands, offsets, rights, debts, agreements, promises, liabilities, damages, accountings, costs and expenses, whether known or unknown, suspected or unsuspected, of every kind and nature whatsoever which OTR has or may have against the RELEASEES, arising directly or indirectly out of any agreement, transaction, fact, act or omission whatsoever, whether known or unknown, howsoever and wheresoever occurring prior to the CLOSING DATE relating to the INDEBTEDNESS, such claims, actions, causes of action, demands, offsets, rights, debts, agreements, promises, liabilities, damages, accountings, costs and expenses being hereinafter referred to as the "RELEASED CLAIMS."

             7.2 It is the intention of the parties to this release that this AGREEMENT shall be effective as a full and final accord and satisfaction and release of each and every RELEASED CLAIM.

             7.3 OTR hereby acknowledges that it may hereafter discover facts in addition to, or different from, those which it now knows or believes to be true with respect to the subject matter of this AGREEMENT and the RELEASED
             CLAIMS, but that notwithstanding the foregoing, it is their intention hereby to fully, finally, completely and forever settle and release each, every and all RELEASED CLAIMS, and that in furtherance of such intention, the releases herein given shall be and remain in effect as full and complete general releases, notwithstanding the discovery or existence of any such additional or different facts.

             7.4 OTR hereby warrants and represents to the RELEASEES that, as to any RELEASED CLAIM, each of them is the sole and absolute owner thereof, free and clear of all of the rights and interest of any other person therein and has the right, ability and the sole power to release such RELEASED CLAIM.

             7.5 OTR acknowledges and confirms that it has been advised by counsel with respect to the release contained herein. OTR is executing this release voluntarily and with full knowledge of its significance.

          8.0 REVIVAL CLAUSE. If the incurring of any debt or the payments of money or transfers of property made to PFC by or on behalf of OTR should for any reason subsequently be declared to be "fraudulent" or a "preference" within the meaning of any state or federal law relating to creditor's rights, including, without limitation, fraudulent conveyances, preferences or other voidable or recoverable payments of money or transfers of property, in whole or in part, for any reason
          (collectively, "VOIDABLE TRANSFERS") under the Bankruptcy Code or any other federal or state law and PFC is required to repay or restore any such VOIDABLE TRANSFER or the amount or any portion thereof, or upon the advice of its counsel is advised to do so, then, as to any such VOIDABLE TRANSFER or the amount repaid or restored (including all reasonable costs, expenses and attorneys' fees of PFC related thereto), the liability of OTR shall automatically be revived, reinstated and restored and shall exist as though such VOIDABLE TRANSFER had never been made.

          9.0 CONDITIONS PRECEDENT TO PFC'S OBLIGATIONS. The obligation of PFC to consummate the transactions contemplated herein on the CLOSING DATE shall be subject to: (i) the accuracy of the representations and warranties set forth in the LOAN
          DOCUMENTS; and (ii) the satisfaction of the following (all in form and substance acceptable to PFC in PFC's sole discretion) on or before the CLOSING DATE:

             9.1 Each of the following documents and instruments (which are for the sole benefit of PFC) shall be delivered to PFC, unless waived by PFC in writing:

             9.1.1 Duly executed originals of the LOAN DOCUMENTS, and any other documents contemplated herein, including but not limited to those described on Exhibit C attached hereto; and


             9.1.2 Certified copies of all actions taken by OTR authorizing: (i) the execution and delivery of the LOAN DOCUMENTS; and (ii) implementation and performance of the transactions contemplated by the LOAN DOCUMENTS; and

             9.1.3 A certificate of the Chief Financial Officer of OTR, in the form of Exhibit "D" attached hereto; and

             9.1.4 Such other instruments and documents as PFC may reasonably request in order to fully effectuate the purpose of the LOAN DOCUMENTS, in form and substance satisfactory to PFC.

             9.2 OTR shall pay PFC a loan fee of $25,000, which shall be added to the loan balance as fully earned, and will be due and payable on April 1, 2002.

             9.3 OTR shall reimburse PFC for all of PFC's costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation and closing of the transactions contemplated by the LOAN DOCUMENTS.

          10.0 POST-CLOSING OBLIGATIONS. Within ten (10) days following the CLOSING DATE, OTR covenants that they will deliver to PFC the following items (in form and substance satisfactory to PFC in PFC's sole discretion), the failure of which shall constitute a material breach hereof:

             10.1 Duly executed real estate mortgage pledged as additional security in Section 3.1.4. All taxes, fees and closing costs associated with the lien on real estate shall be paid by OTR;

          11.0 DEFAULT. The following shall constitute an "EVENT OF DEFAULT" hereunder and under any other agreements now existing or hereafter created between PFC and OTR:

             11.1 Failure by OTR to make any payment when due to PFC under the LOAN DOCUMENTS;

             11.2 Failure by OTR to comply with or perform any of the other terms, covenants or conditions of the LOAN DOCUMENTS or any other agreements evidencing the INDEBTEDNESS (including, but not limited to, any default or EVENT OF DEFAULT under the LOAN DOCUMENTS); provided, however, that any defaults existing as of the date of this AGREEMENT under the EXISTING DOCUMENTS shall not be an EVENT OF DEFAULT under this AGREEMENT unless and until another EVENT OF DEFAULT occurs;

             11.3 Any representation, warranty or other statement is false or misleading in any respect when made or furnished or which subsequently becomes false or misleading in any material respect;

             11.4 A default or EVENT OF DEFAULT under, or breach of, any existing or future agreement with PFC or any third party to which OTR is a party, or to which OTR may be bound;

             11.5 OTR at any time becomes insolvent;

             11.6 The dissolution or termination of existence, cessation of business, appointment of a receiver, trustee, custodian, administrator or similar fiduciary, assignment for the benefit of creditors or the commencement of a case under any chapter of the Bankruptcy Code, by or against OTR.

             11.7 Any money judgment or judgments, excluding those arising from workers' compensation claims, in the aggregate sum of $50,000 (in excess of amounts covered by insurance) shall be rendered against OTR or any of its assets;

             11.8 PFC reasonably deems the COLLATERAL in danger of misuse, confiscation, damage or destruction.

          12.0 RIGHTS AND REMEDIES OF PFC UPON DEFAULT. If any EVENT OF DEFAULT shall occur, and is continuing, in addition to any other remedy contained in the other LOAN DOCUMENTS or otherwise provided by law, PFC may at its sole option and without demand to OTR, which notice is hereby expressly waived, do any one or more of the following:

             12.1 Accelerate and declare immediately due and payable all remaining balance(s) of the INDEBTEDNESS due PFC.

             12.2 Notify any or all of OTR's buyers or transferees of the COLLATERAL or other persons of PFC's interest in the COLLATERAL and the proceeds thereof and instruct such person(s) to thereafter make any payment due OTR directly to PFC.

             12.3 OTR hereby irrevocably constitutes and appoints PFC as its attorney-in-fact to: (i) endorse OTR's name on any notes, acceptances, checks, drafts, money orders or other evidence of payment that may come into PFC's possession; (ii) sign OTR's name on any invoice or bill of lading relating to any of the COLLATERAL and(iii) demand, receive and enforce payment and give receipts, releases and satisfactions for and sue for all money payable to OTR. All of the preceding may be done either in the name of PFC or in the name of OTR with the same force and effect as OTR could have, had this AGREEMENT not been made;

             12.4 Enforce any security interest or lien given or provided for under this AGREEMENT or any other document relating to the COLLATERAL, in such manner and such order, as to all or any part of the COLLATERAL, as PFC, in its sole judgment, deems to be necessary or appropriate; and OTR hereby waives any and all rights, obligations or defenses now or hereafter established by law relating to the foregoing. In the enforcement of its security interest in the COLLATERAL, PFC is authorized to enter upon the premises where any COLLATERAL is located and take possession of the COLLATERAL or any part thereof, together with OTR's records pertaining thereto and PFC may sell the COLLATERAL or any portions thereof, together with all additions, accessions and accessories thereto, giving only such notices and following only such procedures as are required by law, at either public or private sale, or both, with or without having the COLLATERAL present at the time of sale, which sale shall be on such terms and conditions and conducted in such manner as PFC determines in its sole judgment to be commercially reasonable. Any deficiency arising from an EVENT OF DEFAULT which exists after disposition or liquidation of the COLLATERAL shall be a continuing liability of OTR and shall be immediately payable to PFC.

             12.5 Exercise any and all legal or equitable remedies afforded to PFC as provided in the other LOAN DOCUMENTS, any agreement or other documents heretofore or hereafter entered into between PFC and OTR, or as provided for under the Uniform Commercial Code or any other applicable law;

             12.6 Require OTR, at their sole cost and expense, to assemble the COLLATERAL and records pertaining to the COLLATERAL and make them available to PFC at a place designated by PFC; and/or

            12.7 The rights and remedies granted to PFC in this
            Section 12 are cumulative, and PFC shall have the right to exercise any one or more of such rights and remedies alternatively, successively or concurrently as PFC may, in its sole and absolute discretion, deem advisable.



          13.0 ATTORNEYS' FEES AND EXPENSES. OTR shall be responsible for payment of all reasonable attorneys' fees and out-of-pocket expenses incurred by PFC in negotiating, preparing and documenting the transactions contemplated herein, and all costs and expenses with respect thereto and shall promptly pay same prior to or at the CLOSING. Whether or not litigation is necessary to enforce any of the provisions of this AGREEMENT (including, without limitation, the securing of any relief from any provision of the Bankruptcy Code or incurred in any manner in connection with a bankruptcy proceeding of OTR), the prevailing party shall receive from the non-prevailing party(ies) all reasonable costs, expenses and attorneys' fees incurred in connection with pursuing any rights under the LOAN DOCUMENTS, including, without limitation, attorneys' fees incurred in connection with: (i) relief from stay and similar proceedings; (ii) any appeals; (iii) the enforcement of any judgment; and
          (iv) the appointment of any receiver pursuant to default, as defined in Section 11.

          14.0 INTEGRATION. This AGREEMENT, and all documents and exhibits referred to herein and/or attached hereto, including, without limitation, the other LOAN DOCUMENTS, shall constitute the complete agreement of the parties hereto with respect to the subject matters referred to herein and supersede all prior or contemporaneous negotiations, promises, covenants, agreements or representations of every kind or nature whatsoever with respect thereto, all of which have become merged and finally integrated into this AGREEMENT. OTR is not relying upon any representation or communication made by, or on behalf of, PFC other than the written covenants setforth in this AGREEMENT. Each of the parties understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this AGREEMENT, neither party shall be permitted to offer or introduce any oral evidence concerning any other oral promises or oral agreements between the parties relating to the subject matters of this AGREEMENT not included or referred to herein and not reflected by a writing. This AGREEMENT cannot be amended, modified, or supplemented except by a written document signed by all parties hereto. In the case of conflict between the provisions of this AGREEMENT and the other LOAN DOCUMENTS, the provisions of this AGREEMENT shall control.

          15.0 ADDITIONAL ASSURANCES. OTR agrees that it will execute such other documents and instruments and perform such other acts as may reasonably be required by PFC, in PFC's sole and absolute discretion, to carry out and effectuate the purpose and intent of this AGREEMENT.

          16.0 FORM AND CONTENT OF DOCUMENTS. All documents referred to herein shall be in such form and substance as shall be satisfactory to PFC and its counsel in their sole and absolute discretion.

          17.0 WAIVER OF FORBEARANCE. PFC's waiver or forbearance of any existing or future default by OTR of any of the terms and/or conditions of the LOAN DOCUMENTS, or the acceptance of any late payments, shall not be deemed a waiver or forbearance of any such future default. No waiver or forbearance of any of the provisions of LOAN DOCUMENTS shall be deemed, or shall constitute, a waiver or forbearance of any other provisions thereof, and no waiver or forbearance of any type shall be binding unless evidenced by a writing signed by PFC.

          18.0 MISCELLANEOUS.

             18.1 Gender and Person. Whenever the context of this AGREEMENT so requires, the neuter shall include the masculine and the feminine; the masculine shall include the neuter and the feminine; the feminine shall include the neuter and the masculine; the singular shall include the plural; and the plural shall include the singular.

             18.2 Notices. Except as provided by law and this AGREEMENT, OTR hereby waives all notice and demand requirements. Any required notices, requests and demands, shall be in writing and shall be deemed to have been duly given upon the date of such service if served personally upon the party for whom intended, or if mailed, by first class, registered or certified mail, return receipt requested, postage prepaid, upon three
             (3) days after the date of such mailing, to such party at its address as shown below or otherwise hereafter designated by such party in writing:

             If to PFC:   PACCAR Financial Corp.
                          777 106th Avenue NE
                          Bellevue, WA  98004
                          Attn:  Dallas J. Becker

             If to OTR:   OTR Express, Inc.
                          804 N. Meadowbrook Drive
                          Olathe, KS  66063-0819
                          Attn:  William P. Ward

             18.3 Section and Paragraph Headings. The headings preceding each of the above sections and paragraphs are for convenience only and shall not be considered in the construction or interpretation of this AGREEMENT.

             18.4 Time of Essence. Time is of the essence in the performance of this AGREEMENT.

             18.5 No Assignment; Binding Effect. This AGREEMENT may be assigned by PFC in whole or in part in its sole and absolute discretion. This AGREEMENT is personal to OTR and shall not be assigned thereby to any other person or entity and any such assignment shall be in violation hereof and null and void. Notwithstanding the above, this AGREEMENT shall be binding upon and shall inure to the benefit of the respective parties hereto and their respective heirs, estates and successors, and the assigns of PFC.

             18.6 Recitals Incorporated. The Recitals are incorporated into and are a part of this AGREEMENT.

             18.7 Exhibits Incorporated. All exhibits attached hereto are incorporated into and are a part of this AGREEMENT.

             18.8 Survival of Representations. All representations and warranties set forth herein shall survive the execution of this AGREEMENT and shall be in full force and effect until the INDEBTEDNESS has been repaid in full.

             18.9 Governing Law. This AGREEMENT shall be governed by and construed in accordance with the laws of the State of Kansas.

             18.10 Severability. If any provision of the LOAN DOCUMENTS shall be held invalid, illegal or otherwise unenforceable, such provision shall be severable from the remainder of such agreement, instrument or document and the validity, legality and enforceability of the remaining provisions shall not be adversely affected or impaired thereby and shall remain in full force and effect.

             18.11 Counterparts. This AGREEMENT may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. A facsimile signature on this AGREEMENT or any document required under this AGREEMENT, shall be a valid signature for the purpose of the implementation and execution of this AGREEMENT.

             18.12 Construction. The parties agree that each party and its counsel have reviewed and revised the LOAN DOCUMENTS and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of the LOAN DOCUMENTS or any amendment thereto or exhibits therein.

             18.13 Venue; Jurisdiction; Jury Trial Waiver. PFC and OTR hereby:

                 (i) Consent to the jurisdiction of any State or Federal Court located in the State of Washington or the State of Kansas;
                 (ii) Irrevocably waive their right to a jury trial in any action or proceeding based upon, or related to, the subject matter of the LOAN DOCUMENTS or the INDEBTEDNESS. The foregoing waiver of trial by jury is knowingly, intentionally, and voluntarily made by
                 OTR and PFC.  Each acknowledges that
                 neither PFC nor any person acting on
                 behalf of PFC has made any
                 representations of fact to induce this
                 waiver of trial by jury or in any way to modify or nullify its effect. OTR further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this AGREEMENT and in the making of this waiver by independent legal counsel, selected of its own free will, and that they have had the opportunity to discuss this waiver with counsel. OTR further acknowledges that it has read and understands the meaning and ramification of this provision.


IN WITNESS WHEREOF, this AGREEMENT is executed as of the day and year first written above.



   PFC:

   PACCAR Financial Corp.


   By : /s/ Dallas Becker
   Print Name: Dallas Becker
   Title : Corporate Portfolio Manager




   OTR:

   OTR Express, Inc.


   By: /s/ William P. Ward
   Print Name: William P. Ward
   Title: President


EXHIBIT C
NEW LOAN DOCUMENTS



In addition to this AGREEMENT, the NEW LOAN DOCUMENTS shall consist of the following:



Duly executed real estate mortgage granting a security interest in the OTR real estate as provided for in 3.1.4 of the Credit
Restructure Agreement




EXHIBIT D

CERTIFICATE OF CHIEF FINANCIAL OFFICER
OF OTR EXPRESS, INC.


I, Steven W. Ruben, Chief Financial Officer of OTR, DO HEREBY CERTIFY as follows:

             1. OTR has performed and observed each and every covenant contained in the AGREEMENT dated as of October 1, 2000, by and among OTR and PFC.

             2. No EVENT OF DEFAULT has occurred and no condition exists which constitutes an EVENT OF DEFAULT under the AGREEMENT or would constitute such an EVENT OF DEFAULT upon the giving of notice, the lapse of any applicable cure period, or both, as specified in the AGREEMENT.

             3. For purposes of this certificate, all terms not otherwise defined herein shall have the meanings ascribed thereto in the AGREEMENT.

IN WITNESS WHEREOF, I have executed this certificate as of the   th
day of        , 2000.



/s/ Steven W. Ruben
Steven W. Ruben
Chief Financial Officer